Exhibit 5.1

December 12, 2011

Jive Software, Inc.

325 Lytton Avenue, Suite 200

Palo Alto, California 94301

Re: Registration Statement on Form S-1 (File No. 333-176483) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-176483, as amended (the “Earlier Registration Statement”) and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act, relating to such Registration Statement (the “462(b) Registration Statement” and together with the Earlier Registration Statement, the “Registration Statement”), of Jive Software, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the public offering of 2,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), all of which (including 260,870 shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company.

We have examined the originals, or photostatic copies or certified copies, of such records of the Company and certificate of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Shares will be validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.